June 30, 2004
                                                                 PIMCO

Affiliated Advisors

Allianz Dresdner Asset Management of America L.P.
Allianz Hedge Fund Partners L.P.
Allianz Investment Company LLC
Allianz Private Client Services LLC
Cadence Capital Management LLC
Caywood-Scholl Capital Management LLC
Dresdner Advisors LLC
Dresdner Lateinamerika Financial Advisors LLC
NFJ Investment Group L.P.
Nicholas-Applegate Capital Management LLC
OpCap Advisors LLC
Oppenheimer Capital LLC
Pacific Investment Management Company LLC
PEA Capital LLC
PA Fund Management LLC
PA Managed Accounts LLC
PA Retail Holdings LLC
PIMCO Specialty Markets LLC
RCM Capital Management LLC
US Allianz Advisors LLC
US Allianz Securities, Inc.
Pacific Life Insurance Company
Associated Securities Corp
Associated Planners Investment Advisory, Inc.
Mutual Service Corporation
United Planners Financial Services of America
Contemporary Financial Solutions Inc.
Waterstone Financial Group, Inc.

Affiliated Brokers

Dresdner Kleinwort Wasserstein, LLC
Dresdner Kleinwort Wasserstein Securities LLC
Dresdner Lateinamerika Financial Advisors LLC
Nicholas-Applegate Securities LLC
OCC Distributors LLC
PA Distributors LLC
RCM Distributors LLC
US Allianz Investor Services, LLC
US Allianz Securities, Inc.
US Allianz Investor Services LLC
Munchener Ruckversicherungs-Gesellschaft AG